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                                                  Exhibit 8.1


                           April __, 1998

CellNet Data Systems, Inc.
125 Shoreway Road
San Carlos, CA 94070

CellNet Funding, LLC
125 Shoreway Road
San Carlos, CA 94070

     RE:  REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     We have acted as counsel to CellNet Data Systems, Inc., a Delaware corporation ("CellNet"), and CellNet Funding, LLC, a Delaware limited liability company ("Funding"), in connection with the offering and issuance of Exchangeable Limited Liability Company Preferred Securities (the "Securities") by Funding (the "Offering"). The Offering and certain proposed transactions incident thereto are described in the Registration Statement on Form S-3 (the "Registration Statement") of CellNet and Funding.

     In connection with this opinion, we have examined and are familiar with the Offering, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion, including the Amended and Restated Limited Liability Company Agreement of the Company attached as Exhibit 4.4 to the Registration Statement (the "LLC Agreement") and the Written Action of the Manager Pursuant to Section 7.1 of the Amended and Restated Limited Liability Company Agreement of CellNet Funding, LLC attached as Exhibit 4.8 to the Registration Statement (the "Written Action"). We have also relied upon the Certificate of Representations delivered to us by CellNet and relating to certain matters addressed by this opinion (the "Tax Certificate"). In addition, we have assumed that the Securities will have such terms as set forth in, and the Offering will be consummated in the manner contemplated by, and in accordance with, the Registration Statement, the LLC Agreement, the Written Action and other related documents and that all statements in such documents, including without limitation the Registration Statement, LLC Agreement, Written Action, and Tax Certificate are true, accurate and complete. Further, we have assumed that Funding will not be required to register under the Investment Company Act of 1940, as amended, 15 U.S.C. 80a-1 to 80b-2 (the "1940 Act"), and, if it were a domestic


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CellNet Data Systems, Inc.
CellNet Funding, LLC
April __, 1998
Page 2

corporation at all relevant times, (i) would not be required or permitted to register under the 1940 Act as a management company or unit investment trust;
(ii) would not be required or permitted to have in effect an election under the 1940 Act to be treated as a business development company; and (iii) would not be a common trust fund or similar fund excluded by section 3(c)(3) of the 1940 Act from the definition of "investment company" and would not be included in the definition of "common trust fund" by section 584(a) of the Internal Revenue Code of 1986, as amended.

     Based upon and subject to the limitations contained herein and in the Registration Statement, the statements contained in the Registration Statement under the caption "Certain United States Federal Income Tax Considerations," insofar as such statements constitute a summary of the United States federal tax laws referred to therein, are accurate and fairly summarize the matters referred to therein in all material respects.

     This opinion merely represents our best judgment and is not binding on the Internal Revenue Service (the "IRS"). The IRS is not precluded from successfully asserting a contrary position. In addition, because this opinion is being delivered prior to the closing of the Offering, it must be considered prospective and dependent on future events (including, without limitation, the due and effective execution of all relevant agreements, certificates and other documents). For example, there can be no assurance that changes in the law or its interpretation will not take place that could affect the United States Federal income tax consequences of the Offering. Nevertheless, we undertake no responsibility to advise you of any new developments including, without limitation, changes in the application or interpretation of the United States Federal income tax law.

          This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm name in the Registration Statement under the caption "Certain United States Federal Income Tax Considerations." In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,

                              WILSON SONSINI GOODRICH & ROSATI
                              Professional Corporation